================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 1999

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

         VIRGINIA                      0-23983                  54-1816010
         --------                      -------                  ----------
        (State of                    (Commission              (IRS Employer
       incorporation)               File Number)             Identification No.)

         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                    23219
         ------------------                                    -----
         (Address of principal                              (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761


================================================================================

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index
                                                                           Page
                                                                          Number
                                                                          ------

Item 2.  Acquisition or Disposition of Assets                                  3

Item 5.  Other Events                                                          6

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            a.    Independent Auditors' Report                                 8
                  (Sierra Ridge Apartments)*

                  Historical Statement of Income and
                  Direct Operating Expenses
                  (Sierra Ridge Apartments)*

                  Note to Historical Statement of
                  Income and Direct Operating
                  Expenses (Sierra Ridge Apartments)*

             b.   Pro Forma Statement of Operations                            9
                  for the Year ended December 31, 1997
                  (unaudited)*

                  Pro Forma Statement of Operations
                  for the Nine Months ended September 30, 1998
                  (unaudited)*

                  Pro Forma Balance Sheet as of
                  September 30, 1998 (unaudited)*

             c.   Exhibits

                  10.1     Purchase Contract for Sierra Ridge Apartments

                  10.2     Property Management Agreement for
                           Sierra Ridge Apartments

                  10.3     Property Acquisition/Disposition
                           Agreement dated January 1, 1999

                  23.1     Consent of Independent Auditors*


-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             SIERRA RIDGE APARTMENTS
                               San Antonio, Texas

      On January 5, 1999, Apple REIT Limited Partnership (together with its parent companies, Apple Residential Income Trust, Inc., Apple General, Inc. and Apple Limited, Inc., the "Company") purchased the Sierra Ridge Apartments located at 1401 Patricia Drive, San Antonio, Texas (the "Property").

      The Property comprises 230 apartment units. The purchase price for the Property was $5,817,000. The seller was The Travelers Indemnity Company, a Connecticut corporation, which is not affiliated with the Company, Apple Residential Management Group, Inc. (the "Advisor") or their affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Common Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

      Location. The Property is located off of Blanco Road in the northern part of San Antonio, Texas within Bexar County.

      The following information is based in part upon information provided by the San Antonio Chamber of Commerce.

      San Antonio is located in south central Texas, approximately 140 miles northwest of the Gulf of Mexico. The San Antonio Metropolitan Statistical Area consists of Bexar, Comal, Guadalupe and Wilson Counties, which comprise approximately 3,338 square miles of area and have an aggregate population of approximately 1,145,000 persons.

      The largest employer in the area is the military, which has an estimated annual economic impact of $4.5 billion. The second largest economic factor is wholesale and retail trade, particularly with Mexico. San Antonio is approximately 150 miles from the city of Laredo on the Mexican border. Because of its proximity to Mexico, more than half of both United States exports to Mexico and Mexican exports to the United States travel through San Antonio.

      Other important economic factors include agribusiness (consisting of the storing, processing and distribution of farm commodities and items made from them), travel and tourism, and health care. San Antonio has recently been rated in "Conde Nast Magazine" as one of the top ten visitor destinations in the world and San Antonio has recently become popular as a retirement area.

      San Antonio is a major railroad center and is served by Interstate Highways 10, 35 and 37.

      The institutions of higher education in the area include the University of Texas at San Antonio, Trinity University, Our Lade of the Lake University, and St. Mary's University. Cultural and recreational attractions include the Alamo, the River Walk, Market Square, the San Antonio Zoo and Aquarium, Sea World of Texas, and Six Flags Fiesta Texas.

      The Property is located near restaurants, businesses, schools and churches in a neighborhood that includes other multi-family, residential, commercial and retail development. Access to the Property is provided by Loop 410, Highway 281 and Interstate Highway 10/ Highway 87. The Property is an approximately 10-minute drive from the San Antonio International Airport and the north-central business district, and an approximately 25-minute drive from downtown.

      Description of the Property. The Property consists of 230 garden-style apartment units in 20 two-story buildings on approximately 10.2 acres of land. The Property was constructed in 1981. There are nine apartment unit types. The unit mix and rents being charged new tenants as of January 1999 are as follows:


                                                               Approximate Interior         Monthly
Quantity                              Type                      Square Footage               Rental
--------                              ----                      --------------               -------
  42      One bedroom, one bathroom                                    593                $420 - $430
  54      One bedroom, one bathroom                                    667                 455 -  470
  42      One bedroom, one bathroom w/vaulted ceilings                 667                 465 -  480
  45      Two bedrooms, two bathrooms                                  904                 550 -  565
  19      Two bedrooms, two bathrooms w/ vaulted ceilings              904                 570 -  575
   7      Two bedrooms, two bathrooms                                  901                 555 -  565
   9      Two bedrooms, two bathrooms w/ vaulted ceilings              901                 565 -  580
   8      Two bedrooms, two bathrooms                                  967                 575 -  590
   4      Two bedrooms, two bathrooms w/ vaulted ceilings              967                 585 -  590


      The apartments provide a total of approximately 173,000 square feet of net rentable area.

      The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $345,000 for repairs and improvements to the Property, to include clubhouse renovations, exterior painting, minor foundation repairs and interior upgrades.

      The following information is provided by the seller. Physical occupancy at the Property averaged approximately 95% in 1994, 90% in 1995, 87% in 1996, 92% in 1997, and 93% in 1998. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment unit (667 square feet) rented for $415 in 1994, $420 in 1995, $440 in 1996, $440 in 1997, and
$440 in 1998. The average effective annual rental per square foot at the Property for 1994 through 1998 was $7.16, $7.24, $7.59, $7.59, and $7.59, respectively.

      The Property has two outdoor swimming pools, a hot tub, two tennis courts and a fitness center. There is also a clubhouse with a leasing office and ample paved parking for the tenants.

      The buildings are wood frame construction with exteriors consisting of a combination of brick veneer and painted wood siding. The buildings are on concrete slab foundations and roofs are pitched and covered with asphalt shingles on plywood sheathing.

      Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has vertical blinds, ceiling fans, washer/dryer connections, a balcony or patio, built-in bookcases and a wood-burning fireplace. The owner of the Property pays for cold water, sewer service, trash removal and gas for hot water. The residents pay for their electricity usage, which includes cooking, lighting, heating and air-conditioning.

      There are at least nine apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 95% on December 31, 1998.

      As of December 21, 1998, the Property was approximately 96% occupied. The tenants are a mix of white-collar and blue-collar workers, students and retired persons.

      For 1998, the value of the Property for purposes of assessment of real estate taxes was $4,805,000 and the tax rate was $2.93017, resulting in total real estate taxes for the year of $140,794.62.

      The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,344,471) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the

"Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

      The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

      Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The San Antonio area was perceived as being characterized by a diverse, stable and steadily growing economy owing to such factors as its importance as part of increased trade between the United States and Mexico and its increased attractiveness as a retirement area. It was believed that these factors would support stable occupancy rates and reasonable increases in rents at the Property.

         2. The Property was perceived as being in a desirable rental submarket of San Antonio with a location convenient to major employment areas as well as cultural and recreational attractions.

         3. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is in good condition, although the Advisor believes that the planned repairs and improvements for the Property will allow further increase in rents.

      Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $116,340. Cornerstone Realty Income Trust, Inc. will also serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

      The Company is not aware of any material adverse factors relating to the Property not set forth in this report that will cause the financial information contained in this report not to be necessarily indicative of future operating results.


Item 5.  Other Events

      Before October 1, 1998, Cornerstone Realty Income Trust, Inc. ("Cornerstone") provided property management, advisory and real estate brokerage services to the Company. The property management and advisory services were provided by Cornerstone under subcontracts from Apple Residential Management Group, Inc. ("ARMG") and Apple Residential Advisors, Inc. ("ARA"), the entities that originally contracted with the Company for the providing of such services. As to the real estate brokerage services, Cornerstone had previously purchased the assets of Apple Realty Group, Inc. ("ARG") - consisting principally of the real estate brokerage agreement - and thereby succeeded to ARG in providing such services to the Company.

      Effective at the close of business on September 30, 1998, the subcontract agreement with ARA described above was terminated, and ARA assigned to ARMG its rights and responsibilities under the advisory agreement. Thus, beginning October 1, 1998, advisory services to the Company were performed by ARMG using employees leased from Cornerstone. Effective October 1, 1998, Cornerstone sold to ARMG its rights in the real estate brokerage agreement. Beginning on such date ARMG provided the services and became entitled to the compensation under the real estate brokerage agreement. On such date, the Company and ARMG entered into a restatement of the real estate brokerage agreement. Pursuant to an amendment made in the restatement, the real estate brokerage agreement became terminable by either party on two-weeks' notice.

      Effective at the close of business on December 31, 1998, ARMG terminated its real estate brokerage agreement with the Company. On January 1, 1999, the Company and Cornerstone entered into a new real estate brokerage agreement. The new real estate brokerage agreement has substantially the same terms as the previous real estate brokerage agreement under which Cornerstone rendered services to the Company except that it has a term of five years from January 1, 1999.

      It is not expected that the restructuring of the relationships under which the Company receives property management, advisory and real estate brokerage services will have any material effect on the Company.

                                   ITEM 7.a.*




















--------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                  ITEM 7.b.*















--------------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Apple Residential Income Trust, Inc.




Date: January 20, 1999                      By:   /s/ Glade M. Knight
                                                  ------------------------------
                                                  Glade M. Knight
                                                  President of Apple Residential
                                                  Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                         Form 8-K dated January 5, 1999

Exhibit Number                        Exhibit
--------------                        -------

      10.1              Purchase Contract for Sierra Ridge Apartments

      10.2              Property Management Agreement for Sierra Ridge
                        Apartments

      10.3              Property Acquisition/Disposition Agreement dated January
                        1, 1999

      23.1              Consent of Independent Auditors*














-------------
* To be filed by amendment.